Exhibit 10.1

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR QUALIFIED UNDER ANY STATE OR FOREIGN SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR ASSIGNED UNLESS (I) A REGISTRATION STATEMENT COVERING SUCH SHARES IS EFFECTIVE UNDER THE ACT AND IS QUALIFIED UNDER APPLICABLE STATE AND FOREIGN LAW OR (II) THE TRANSACTION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS UNDER THE ACT AND THE QUALIFICATION REQUIREMENTS UNDER APPLICABLE STATE AND FOREIGN LAW.

ABRAXAS PETROLEUM CORPORATION

WARRANT TO PURCHASE COMMON STOCK

Warrant Certificate No.: 1                                                                                                                                                                                                                                                                                                                       Original Issue Date: August 11, 2020

FOR VALUE RECEIVED, ABRAXAS PETROLEUM CORPORATION, a Nevada corporation (the “Company”), hereby certifies that AG Energy Funding, LLC or its registered assigns (the “Holder”) is entitled to purchase from the Company 33,445,792 of the duly authorized, validly issued, fully paid and nonassessable shares of Common Stock at a purchase price per share of $0.01 (the “Exercise Price”), all subject to the terms, conditions and adjustments set forth below in this Warrant. Certain capitalized terms used herein are defined in Section 1 hereof.

This Warrant has been issued pursuant to the terms of the Exit Fee Letter, dated as of June 25, 2020 (the “Fee Letter”), between the Company and the Holder.

1.     Definitions. As used in this Warrant, the following terms shall have the following meanings:

“Aggregate Exercise Price” means an amount equal to the product of (a) the number of Warrant Shares in respect of which this Warrant is then being exercised pursuant to Section 3 hereof, multiplied by (b) the Exercise Price.

“Board” means the board of directors of the Company.

“Business Day” means a day of the year on which banks are not required or authorized to close in Houston, Texas and New York, New York.

“Common Stock” means the common stock, par value $.01 per share, of the Company, and any capital stock into which such Common Stock shall have been converted, exchanged or reclassified following the date hereof.

“Company” has the meaning set forth in the preamble.

“Convertible Securities” means any securities (directly or indirectly) convertible into or exchangeable for Common Stock, but excluding Options.

“Exercise Date” means, for any given exercise of this Warrant, the date on which the conditions to such exercise as set forth in Section 3 shall have been satisfied at or prior to 5:00 p.m., New York City time, on a Business Day, including, without limitation, the receipt by the Company of the Exercise Agreement, the Warrant and the Aggregate Exercise Price.

“Exercise Agreement” has the meaning set forth in Section 3(a)(i).

“Exercise Period” has the meaning set forth in Section 2.

“Exercise Price” has the meaning set forth in the preamble.

“Fair Market Value” means, as of any particular date: (a) the volume weighted average of the closing sales prices of the Common Stock for such day on Nasdaq or any other domestic securities exchanges on which the Common Stock may at the time be listed; (b) if there have been no sales of the Common Stock on any such exchange on any such day, the average of the highest bid and lowest asked prices for the Common Stock on all such exchanges at the end of such day; (c) if on any such day the Common Stock is not listed on a domestic securities exchange, the closing sales price of the Common Stock as quoted on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association for such day; or (d) if there have been no sales of the Common Stock on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association on such day, the average of the highest bid and lowest asked prices for the Common Stock quoted on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association at the end of such day; in each case, averaged over twenty (20) consecutive Business Days ending on the Business Day immediately prior to the day as of which “Fair Market Value” is being determined; provided, that if the Common Stock is listed on any domestic securities exchange, the term “Business Day” as used in this sentence means Business Days on which such exchange is open for trading. If at any time the Common Stock is not listed on any domestic securities exchange or quoted on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association, the “Fair Market Value” of the Common Stock shall be the fair market value per share as determined jointly by the Board and the Holder; provided, that if the Board and the Holder are unable to agree on the fair market value per share of the Common Stock within a reasonable period of time (not to exceed 10 days from the Company’s receipt of the Exercise Agreement), such fair market value shall be determined by a nationally recognized investment banking, accounting or valuation firm selected by the Holder. The determination of such firm shall be final and conclusive, and the fees and expenses of such valuation firm shall be borne equally by the Company and the Holder.

“Holder” has the meaning set forth in the preamble.

“Loan Agreement” means that that Term Loan Credit Agreement dated as of November 13, 2019 among the Company, the lenders party thereto from time to time, and Holder, as amended, supplemented, restated or otherwise modified from time to time.

“Options” means any warrants or other rights or options to subscribe for or purchase Common Stock or Convertible Securities.

“Original Issue Date” means August 11, 2020.

“Nasdaq” means The NASDAQ Stock Market LLC.

“OTC Bulletin Board” means the Financial Industry Regulatory Authority OTC Bulletin Board electronic inter-dealer quotation system.

“Person” means any individual, sole proprietorship, partnership, limited liability company, corporation, joint venture, trust, incorporated organization or government or department or agency thereof.

“Pink OTC Markets” means the OTC Markets Group Inc. electronic inter-dealer quotation system, including OTCQX, OTCQB and OTC Pink.

“Fee Letter” has the meaning set forth in the preamble.

“Warrant” means this Warrant and all warrants issued upon division or combination of, or in substitution for, this Warrant.

“Warrant Shares” means the shares of Common Stock or other capital stock of the Company then purchasable upon exercise of this Warrant in accordance with the terms of this Warrant.

2.     Term of Warrant. Subject to the terms and conditions hereof, at any time or from time to time after the Original Issue Date and prior to 5:00 p.m., New York City time, on the earliest to occur of (i) the 5th anniversary of the Original Issue Date and (ii) that date that is two (2) years after the first date on which the Obligations (as defined in the Loan Agreement) have been paid in full in cash or, if such day is not a Business Day, on the next preceding Business Day (the “Exercise Period”), the Holder of this Warrant may exercise this Warrant for all or any part of the Warrant Shares purchasable hereunder (subject to adjustment as provided herein). The Company shall give the Holder written notice of the expiration of the Exercise Period not less than 45 days but not more than 90 days prior to the end of the Exercise Period.

3.     Exercise of Warrant.

(a)     Exercise Procedure. This Warrant may be exercised from time to time on any Business Day during the Exercise Period, for all or any part of the unexercised Warrant Shares, upon:

(i)     surrender of this Warrant to the Company at its then principal executive offices (or an indemnification undertaking with respect to this Warrant in the case of its loss, theft or destruction), together with an Exercise Agreement in the form attached hereto as Exhibit A (each, an “Exercise Agreement”), duly completed (including specifying the number of Warrant Shares to be purchased) and executed; and

(ii)     payment to the Company of the Aggregate Exercise Price in accordance with Section 3(b).

(b)     Payment of the Aggregate Exercise Price. Payment of the Aggregate Exercise Price shall be made, at the option of the Holder as expressed in the Exercise Agreement, by the following methods:

(i)     by delivery to the Company of a certified or official bank check payable to the order of the Company or by wire transfer of immediately available funds to an account designated in writing by the Company, in the amount of such Aggregate Exercise Price;

(ii)     by instructing the Company to withhold a number of Warrant Shares then issuable upon exercise of this Warrant with an aggregate Fair Market Value as of the Exercise Date equal to such Aggregate Exercise Price;

(iii)     by surrendering to the Company (x) Warrant Shares previously acquired by the Holder with an aggregate Fair Market Value as of the Exercise Date equal to such Aggregate Exercise Price and/or (y) other securities of the Company having a value as of the Exercise Date equal to the Aggregate Exercise Price (which value in the case of debt securities shall be the principal amount thereof plus accrued and unpaid interest, in the case of preferred stock shall be the liquidation value thereof plus accumulated and unpaid dividends and in the case of shares of Common Stock shall be the Fair Market Value thereof); or

(iv)     any combination of the foregoing.

In the event of any withholding of Warrant Shares or surrender of other equity securities pursuant to clause (ii), (iii) or (iv) above where the number of shares whose value is equal to the Aggregate Exercise Price is not a whole number, the number of shares withheld by or surrendered to the Company shall be rounded up to the nearest whole share and the Company shall make a cash payment to the Holder (by delivery of a certified or official bank check or by wire transfer of immediately available funds) based on the incremental fraction of a share being so withheld by or surrendered to the Company in an amount equal to the product of (x) such incremental fraction of a share being so withheld or surrendered multiplied by (y) in the case of Common Stock, the Fair Market Value per Warrant Share as of the Exercise Date, and, in all other cases, the value thereof as of the Exercise Date determined in accordance with clause (iii)(y) above.

(c)     Delivery of Stock Certificates. Upon receipt by the Company of the Exercise Agreement, surrender of this Warrant and payment of the Aggregate Exercise Price (in accordance with Section 3(a) hereof), the Company shall, as promptly as practicable, and in any event within five (5) Business Days thereafter, execute (or cause to be executed) and deliver (or cause to be delivered) to the Holder a certificate or certificates representing the Warrant Shares issuable upon such exercise, together with cash in lieu of any fraction of a share, as provided in Section 3(d) hereof. The stock certificate or certificates so delivered shall be, to the extent possible, in such denomination or denominations as the exercising Holder shall reasonably request in the Exercise Agreement and shall be registered in the name of the Holder or, subject to compliance with Section 7 below, such other Person’s name as shall be designated in the Exercise Agreement. This Warrant shall be deemed to have been exercised and such certificate or certificates of Warrant Shares shall be deemed to have been issued, and the Holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares for all purposes, as of the Exercise Date.

(d)     Fractional Shares. The Company shall not be required to issue a fractional Warrant Share upon exercise of any Warrant. As to any fraction of a Warrant Share that the Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay to such Holder an amount in cash (by delivery of a certified or official bank check or by wire transfer of immediately available funds) equal to the product of (i) such fraction multiplied by (ii) the Fair Market Value of one Warrant Share on the Exercise Date.

(e)     Delivery of New Warrant. Unless the purchase rights represented by this Warrant shall have expired or shall have been fully exercised, the Company shall, at the time of delivery of the certificate or certificates representing the Warrant Shares being issued in accordance with Section 3(c) hereof, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unexpired and unexercised Warrant Shares called for by this Warrant. Such new Warrant shall in all other respects be identical to this Warrant.

(f)     Valid Issuance of Warrant and Warrant Shares; Payment of Taxes. With respect to the exercise of this warrant, the Company hereby represents, covenants and agrees:

(i)     This Warrant is, and any Warrant issued in substitution for or replacement of this Warrant shall be, upon issuance, duly authorized and validly issued.

(ii)     All Warrant Shares issuable upon the exercise of this Warrant pursuant to the terms hereof shall be, upon issuance, and the Company shall take all such actions as may be necessary or appropriate in order that such Warrant Shares are, validly issued, fully paid and non-assessable, issued without violation of any preemptive or similar rights of any stockholder of the Company and free and clear of all taxes, liens and charges.

(iii)     The Company shall take such actions as may be reasonably necessary to ensure that all such Warrant Shares are issued without violation by the Company of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock or other securities constituting Warrant Shares may be listed at the time of such exercise (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance).

(iv)     The Company shall pay all expenses in connection with, and all taxes and other governmental charges that may be imposed with respect to, the issuance or delivery of Warrant Shares upon exercise of this Warrant.

(v)     As of the Original Issue Date, the number of shares of Common Stock outstanding is 168,069,305, and, the Warrant Shares represent 19.9% (± 0.01%) of such outstanding shares of Common Stock.

(g)     Conditional Exercise. Notwithstanding any other provision hereof, if an exercise of any portion of this Warrant is to be made in connection with a public offering or a sale of the Company (pursuant to a merger, sale of stock, or otherwise), such exercise may at the election of the Holder be conditioned upon the consummation of such transaction, in which case such exercise shall not be deemed to be effective until immediately prior to the consummation of such transaction.

(h)     Reservation of Shares. During the Exercise Period, the Company shall at all times reserve and keep available out of its authorized but unissued Common Stock or other securities constituting Warrant Shares, solely for the purpose of issuance upon the exercise of this Warrant, the maximum number of Warrant Shares issuable upon the exercise of this Warrant, and the par value per Warrant Share shall at all times be less than or equal to the applicable Exercise Price. The Company shall not increase the par value of any Warrant Shares receivable upon the exercise of this Warrant above the Exercise Price then in effect, and shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.

4.     Adjustment to Number of Warrant Shares. The number of Warrant Shares issuable upon exercise of this Warrant shall not be subject to adjustment except as specifically provided in this Section 4 (in each case, after taking into consideration any prior adjustments pursuant to this Section 4).

(a)     Record Date. For purposes of any adjustment to the number of Warrant Shares in accordance with this Section 4, in case the Company shall take a record of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock, Options or Convertible Securities deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(b)     Adjustment to Number of Warrant Shares upon Dividend, Subdivision or Combination of Common Stock. If the Company shall, at any time or from time to time after the Original Issue Date, (i) pay a dividend or make any other distribution upon the Common Stock or any other capital stock of the Company payable in shares of Common Stock or in Options or Convertible Securities, or (ii) subdivide (by any stock split, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to any such dividend, distribution or subdivision shall be proportionately increased. If the Company at any time combines (by combination, reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such combination shall be proportionately decreased. Any adjustment under this Section 4(b) shall become effective at the close of business on the date the dividend, subdivision or combination becomes effective.

(c)     Adjustment to Number of Warrant Shares upon Reorganization, Reclassification, Consolidation or Merger. In the event of any (i) capital reorganization of the Company, (ii) reclassification of the stock of the Company (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), (iii) consolidation or merger of the Company with or into another Person, (iv) sale of all or substantially all of the Company’s assets to another Person or (v) other similar transaction (other than any such transaction covered by Section 4(b)), in each case which entitles the holders of Common Stock to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, each Warrant shall, immediately after such reorganization, reclassification, consolidation, merger, sale or similar transaction, remain outstanding and shall thereafter, in lieu of or in addition to (as the case may be) the number of Warrant Shares then exercisable under this Warrant, be exercisable for the kind and number of shares of stock or other securities or assets of the Company or of the successor Person resulting from such transaction to which the Holder would have been entitled upon such reorganization, reclassification, consolidation, merger, sale or similar transaction if the Holder had exercised this Warrant in full immediately prior to the time of such reorganization, reclassification, consolidation, merger, sale or similar transaction and acquired the applicable number of Warrant Shares then issuable hereunder as a result of such exercise (without taking into account any limitations or restrictions on the exercisability of this Warrant); and, in such case, appropriate adjustment (in form and substance satisfactory to the Holder) shall be made with respect to the Holder’s rights under this Warrant to insure that the provisions of this Section 4 hereof shall thereafter be applicable, as nearly as possible, to this Warrant in relation to any shares of stock, securities or assets thereafter acquirable upon exercise of this Warrant. The provisions of this Section 4(c) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales or similar transactions. In connection with any such reorganization, reclassification, consolidation, merger, sale or similar transaction, prior to the consummation thereof, the Company shall use reasonable best efforts to cause the successor Person (if other than the Company) resulting from such reorganization, reclassification, consolidation, merger, sale or similar transaction, to assume, by written instrument substantially similar in form and substance to this Warrant and satisfactory to the Holder, the obligation to deliver to the Holder such shares of stock, securities or assets which, in accordance with the foregoing provisions, such Holder shall be entitled to receive upon exercise of this Warrant. Notwithstanding anything to the contrary contained herein, with respect to any corporate event or other transaction contemplated by the provisions of this Section 4(c), the Holder shall have the right to elect prior to the consummation of such event or transaction, to give effect to the exercise rights contained in Section 3 instead of giving effect to the provisions contained in this Section 4(c) with respect to this Warrant.

(d)     Certificate as to Adjustment.

(i)     As promptly as reasonably practicable following any adjustment of the number of Warrant Shares pursuant to the provisions of this Section 4, but in any event not later than five (5) Business Days thereafter, the Company shall furnish to the Holder a certificate of an executive officer setting forth in reasonable detail such adjustment and the facts upon which it is based and certifying the calculation thereof.

(ii)     As promptly as reasonably practicable following the receipt by the Company of a written request by the Holder, but in any event not later than five (5) Business Days thereafter, the Company shall furnish to the Holder a certificate of an executive officer certifying the number of Warrant Shares or the amount, if any, of other shares of stock, securities or assets then issuable upon exercise of the Warrant.

(e)     Notices. In the event:

(i)     that the Company shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon exercise of the Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, to vote at a meeting (or by written consent), to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; or

(ii)     of any capital reorganization of the Company, any reclassification of the Common Stock of the Company, any consolidation or merger of the Company with or into another Person, or sale of all or substantially all of the Company’s assets to another Person; or

(iii)     of the voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, and in each such case, the Company shall send or cause to be sent to the Holder at least ten (10) Business Days prior to the applicable record date or the applicable expected effective date, as the case may be, for the event, a written notice specifying, as the case may be, (A) the record date for such dividend, distribution, meeting or consent or other right or action, and a description of such dividend, distribution or other right or action to be taken at such meeting or by written consent, or (B) the effective date on which such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up is proposed to take place, and the date, if any is to be fixed, as of which the books of the Company shall close or a record shall be taken with respect to which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon exercise of the Warrant) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Warrant and the Warrant Shares.

5.     Purchase Rights. In addition to any adjustments pursuant to Section 4 above, if at any time the Company grants, issues or sells any shares of Common Stock, Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of Common Stock (the “Purchase Rights”), then the Holder shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder would have acquired if the Holder had held the number of Warrant Shares acquirable upon complete exercise of this Warrant immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

6.     Competition Law Filings. At the request of the Holder, the Company will, in consultation and cooperation with the Holder, file or submit, and assist the Holder with any filing, submission or notification it is required to make in connection with the exercise of this Warrant with or to any governmental entity pursuant to any antitrust, competition or merger control law applicable to such exercise, including the notification and report form, if any, required to be filed with the U.S. Federal Trade

Commission (the “FTC”) and the U.S. Department of Justice (the “DOJ”) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (such applicable Laws, collectively, “Competition Laws,” and such filings and submissions, collectively, the “Competition Law Filings”). Any such Competition Law Filings made by the Company will be in substantial compliance with the requirements of the Competition Laws. The Company will use commercially reasonable efforts, and cooperate with the Holder, to obtain as promptly as practicable all approvals, authorizations, terminations of applicable periods and clearances in connection with the Competition Law Filings, including (a) furnishing to the Holder information and reasonable assistance as the Holder may request in connection with its preparation of any Competition Law Filing, (b) giving the Holder reasonable prior notice of, and the opportunity to review and discuss in advance (including considering in good faith the views of the Holder), any such Competition Law Filings to be made by the Company and, to the extent reasonably practicable, of any communication with, or any responses to inquiries or requests for additional information from, the FTC, the DOJ and any other governmental entity regarding such Competition Law Filings or the transactions contemplated by this Warrant, (c) permitting the Holder to participate in all communications and meetings with any governmental entity to the extent not prohibited by such governmental entity and (d) subject to clauses (b) and (c) of this Section 6, responding as promptly as practicable to all requests of any governmental entity and providing all requested information to such governmental entity. The Company and the Holder will each pay their own respective expenses associated with, and the Company shall pay any filing fees required under the Competition Laws in connection with, the Competition Law Filings. Notwithstanding anything to the contrary contained herein, nothing in this Agreement shall require, or be construed to require, the Holder or its affiliates to (i) sell, hold, divest, discontinue or limit, or agree to sell, hold, divest, discontinue or limit, any of their respective assets, businesses or interests or (ii) agree to any conditions relating to, or changes or restrictions in, the operations of any such assets, businesses or interests.

7.     Transfer of Warrant. Subject to the transfer conditions referred to in the legend endorsed hereon, this Warrant and all rights hereunder are transferable, in whole or in part, by the Holder without charge to the Holder, upon surrender of this Warrant to the Company at its then principal executive offices with a properly completed and duly executed Assignment in the form attached hereto as Exhibit B in connection with the making of such transfer. Upon such compliance, surrender and delivery and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant, if any, not so assigned and this Warrant shall promptly be cancelled.

8.     Holder Not Deemed a Stockholder; Limitations on Liability. Except as otherwise specifically provided herein, prior to the issuance to the Holder of the Warrant Shares to which the Holder is then entitled to receive upon the due exercise of this Warrant, the Holder shall not be entitled to vote or receive dividends or be deemed the holder of shares of capital stock of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 8, the Company shall provide the Holder with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders.

9.     Replacement on Loss; Division and Combination.

(a)     Replacement of Warrant on Loss. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and upon delivery of an indemnity reasonably satisfactory to it (it being understood that a written indemnification agreement or affidavit of loss of the Holder shall be a sufficient indemnity) and, in case of mutilation, upon surrender of such Warrant for cancellation to the Company, the Company at its own expense shall execute and deliver to the Holder, in lieu hereof, a new Warrant of like tenor and exercisable for an equivalent number of Warrant Shares as the Warrant so lost, stolen, mutilated or destroyed; provided, that, in the case of mutilation, no indemnity shall be required if this Warrant in identifiable form is surrendered to the Company for cancellation.

(b)     Division and Combination of Warrant. Subject to compliance with the applicable provisions of this Warrant as to any transfer or other assignment which may be involved in such division or combination, this Warrant may be divided or, following any such division of this Warrant, subsequently combined with other Warrants, upon the surrender of this Warrant or Warrants to the Company at its then principal executive offices, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the respective Holders or their agents or attorneys. Subject to compliance with the applicable provisions of this Warrant as to any transfer or assignment which may be involved in such division or combination, the Company shall at its own expense execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants so surrendered in accordance with such notice. Such new Warrant or Warrants shall be of like tenor to the surrendered Warrant or Warrants and shall be exercisable in the aggregate for an equivalent number of Warrant Shares as the Warrant or Warrants so surrendered in accordance with such notice.

10.     No Impairment. The Company shall not, by amendment of its Articles of Incorporation or Bylaws, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but shall at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may reasonably be requested by the Holder in order to protect the exercise rights of the Holder against dilution or other impairment, consistent with the tenor and purpose of this Warrant.

11.     Compliance with the Securities Act.

(a)     Agreement to Comply with the Securities Act; Legend. The Holder, by acceptance of this Warrant, agrees to comply in all respects with the provisions of this Section 11 and the restrictive legend requirements set forth on the face of this Warrant and further agrees that such Holder shall not offer, sell or otherwise dispose of this Warrant or any Warrant Shares to be issued upon exercise hereof except under circumstances that will not result in a violation of the Securities Act of 1933, as amended (the “Securities Act”). This Warrant and all Warrant Shares issued upon exercise of this Warrant (unless registered under the Securities Act) shall be stamped or imprinted with a legend in substantially the following form:

“THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR QUALIFIED UNDER ANY STATE OR FOREIGN SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR ASSIGNED UNLESS (I) A REGISTRATION STATEMENT COVERING SUCH SHARES IS EFFECTIVE UNDER THE ACT AND IS QUALIFIED UNDER APPLICABLE STATE AND FOREIGN LAW OR (II) THE TRANSACTION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS UNDER THE ACT AND THE QUALIFICATION REQUIREMENTS UNDER APPLICABLE STATE AND FOREIGN LAW AND, IF THE CORPORATION REQUESTS, AN OPINION SATISFACTORY TO THE CORPORATION TO SUCH EFFECT HAS BEEN RENDERED BY COUNSEL.”

(b)     Representations of the Holder. In connection with the issuance of this Warrant, the Holder specifically represents, as of the date hereof, to the Company by acceptance of this Warrant as follows:

(i)     The Holder is an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act. The Holder is acquiring this Warrant and the Warrant Shares to be issued upon exercise hereof for investment for its own account and not with a view towards, or for resale in connection with, the public sale or distribution of this Warrant or the Warrant Shares, except pursuant to sales registered or exempted under the Securities Act.

(ii)     The Holder understands and acknowledges that this Warrant and the Warrant Shares to be issued upon exercise hereof are “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that, under such laws and applicable regulations, such securities may be resold without registration under the Securities Act only in certain limited circumstances. In addition, the Holder represents that it is familiar with Rule 144 under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

(iii)     The Holder acknowledges that it can bear the economic and financial risk of its investment for an indefinite period, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Warrant and the Warrant Shares. The Holder has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Warrant and the business, properties, prospects and financial condition of the Company.

12.     Warrant Register; Registration Rights.

(a)     The Company shall keep and properly maintain at its principal executive offices books for the registration of the Warrant and any transfers thereof. The Company may deem and treat the Person in whose name the Warrant is registered on such register as the Holder thereof for all purposes, and the Company shall not be affected by any notice to the contrary, except any assignment, division, combination or other transfer of the Warrant effected in accordance with the provisions of this Warrant.

(b)     In connection with the exercise of this Warrant, the Holder shall (if not already a party thereto) execute and deliver to the Company a joinder to the Registration Rights Agreement, dated as of the Original Issue Date (the “Registration Rights Agreement”), by and among the Company, the Holder and the other equity holders of the Company party thereto, as amended from time to time in accordance with the terms thereof.

(c)     All Warrant Shares issuable upon exercise of this Warrant will be Registrable Securities (as defined in the Registration Rights Agreement) under the Registration Rights Agreement.

13.     Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third Business Day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the addresses indicated below (or at such other address for a party as shall be specified in a notice given in accordance with this Section 13).

If to the Company:	Abraxas Petroleum Corporation 18803 Meisner Dr. San Antonio, TX 78258 Facsimile: 210-490-8816 210-918-6675 E-mail: SHarris@abraxaspetroleum.com Attention: Steve Harris
with a copy to:	Dykema Gosset PLLC 112 E. Pecan Street Suite 1800 San Antonio, TX 78205 Facsimile: 210-226-8395 E-mail: JSmith@dykema.com Attention: James B. Smith, Jr.

If to the Holder:

AG Energy Funding, LLC

c/o Alter Domus

225 W. Washington Street, 9th Floor

Chicago, IL 60606

E-mail: angelogordonagency@alterdomus.com and legal@alterdomus.com

Attention: Agency Services – Angelo, Gordon and Legal Department

with a copy to:	Simpson Thacher & Bartlett LLP 600 Travis Street Suite 5400 Houston, TX 77002 E-mail: RRabalais@stblaw.com Attention: Robert Rabalais

14.     Cumulative Remedies. Except to the extent expressly provided in Section 8 to the contrary, the rights and remedies provided in this Warrant are cumulative and are not exclusive of, and are in addition to and not in substitution for, any other rights or remedies available at law, in equity or otherwise.

15.     Equitable Relief. Each of the Company and the Holder acknowledges that a breach or threatened breach by such party of any of its obligations under this Warrant would give rise to irreparable harm to the other party hereto for which monetary damages would not be an adequate remedy and hereby agrees that in the event of a breach or a threatened breach by such party of any such obligations, the other party hereto shall, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to equitable relief, including a restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction.

16.     Entire Agreement. This Warrant, together with the Registration Rights Agreement and the Fee Letter, constitutes the sole and entire agreement of the parties to this Warrant with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Warrant, the Registration Rights Agreement and the Fee Letter, the statements in the body of this Warrant shall control.

17.     Successor and Assigns. This Warrant and the rights evidenced hereby shall be binding upon and shall inure to the benefit of the parties hereto and the successors of the Company and the successors and permitted assigns of the Holder. Such successors and/or permitted assigns of the Holder shall be deemed to be a Holder for all purposes hereunder.

18.     No Third-Party Beneficiaries. This Warrant is for the sole benefit of the Company and the Holder and their respective successors and, in the case of the Holder, permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Warrant.

19.     Headings. The headings in this Warrant are for reference only and shall not affect the interpretation of this Warrant.

20.     Amendment and Modification; Waiver. Except as otherwise provided herein, this Warrant may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by the Company or the Holder of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Warrant shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

21.     Severability. If any provision of this Warrant is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Warrant shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

22.     Governing Law. This Warrant and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Warrant and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the laws of the State of Nevada and the applicable laws of the United States of America.

23.     Submission to Jurisdiction. The Company irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Holder or any Related Party thereof in any way relating to this Warrant or the transactions relating hereto, in any forum other than the courts of the State of New York sitting in the Borough of Manhattan and of the United States District Court for the Southern District of the State of New York and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Warrant shall affect any right that the Holder may otherwise have to bring any action or proceeding relating to this Warrant against the Company or its properties in the courts of any jurisdiction.

24.     Waiver of Venue. The Company expressly and irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Warrant in any court referred to in Section 23. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

25.     WAIVER OF JURY TRIAL. EACH PARTY TO THIS WARRANT HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENTS, ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS WARRANT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS WAIVER BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

26.     Counterparts; Effectiveness. This Warrant may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement shall become effective when it shall have been executed by the Holder and when the Holder shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Warrant by facsimile or in electronic (i.e., “pdf” or “tif” format) shall be effective as delivery of a manually executed counterpart of this Warrant.

27.     No Strict Construction. This Warrant shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

[Remainder of this page intentionally left blank. Signature pages follow.]

IN WITNESS WHEREOF, the Company has duly executed this Warrant on the Original Issue Date.

ABRAXAS PETROLEUM CORPORATION
By:/s/Steve Harris Name: Steve Harris Title: Vice President and Chief Financial Officer

Accepted and agreed:
AG ENERGY FUNDING, LLC ON BEHALF OF SERIES 17 AND SERIES 20
By:/s/Todd Dittmann Name:Todd Dittmann Title:Authorized Person

EXHIBIT A

Notice of Exercise Form

Abraxas Petroleum Corporation
18803 Meisner Dr.
San Antonio, TX 78258
Attention: Steve Harris
Email: SHarris@abraxaspetroleum.com

Dated: [●]

The undersigned, pursuant to the provisions set forth in the attached Warrant (the “Warrant”), hereby irrevocably elects to purchase [●] Warrant Shares (as such term is defined in the Warrant) and herewith [makes payment of $[●]] [surrenders Warrant Shares with an Exercise Price (as such term is defined in the Warrant) of $[●]], representing the full purchase price for such shares at the exercise price per share provided for in such Warrant.

[HOLDER NAME]
By: Name: Title:

EXHIBIT B

Assignment Form

Dated: [●]

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers all of its rights and interest in the portion of the Warrant representing the number of Warrant Shares (as defined in the attached Warrant (the “Warrant”)) set forth below, standing in its name on the books of the Company and represented by the Warrant, to:

Name of Transferee	Address	No. of Warrant Shares
[●]	[●]	[●]

The undersigned hereby irrevocably instructs and appoints the Secretary of the Company its agent and attorney-in-fact (the “Agent”) to transfer all of such Warrant Shares on the books of the Company, to register each such transferee as the registered owner thereof and to take all other necessary and appropriate action to effect such transfer and registration, including the issuance of one or more new or replacement Warrants. The Agent may substitute and appoint one or more persons to act on his or her behalf.

[HOLDER NAME]
By:
Name:
Title:

[TRANSFEREE]
By:
Name:
Title: